UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 18, 2007

Landstar System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-21238	06-1313069
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13410 Sutton Park Drive South, Jacksonville, Florida		32224
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	904-398-9400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

As further described in periodic reports filed by Landstar System, Inc. (the "Company") with the Securities and Exchange Commission, on November 1, 2002, the Owner-Operator Independent Drivers Association, Inc. ("OOIDA") and certain BCO Independent Contractors (as defined below) (collectively with OOIDA, the "Plaintiffs") filed a putative class action complaint on behalf of independent contractors who provide truck capacity to the Company and its subsidiaries under exclusive lease arrangements ("BCO Independent Contractors") in the United States District Court for the Middle District of Florida (the "Court") in Jacksonville, Florida, against the Company and certain of its subsidiaries, which was amended on April 7, 2005 (the "Amended Complaint"). The Amended Complaint alleges that certain aspects of the Company’s motor carrier leases and related practices with its BCO Independent Contractors violate certain federal leasing regulations and seeks injunctive relief, an unspecified amount of damages and attorney’s fees. On August 30, 2005, the Court granted a motion by the Plaintiffs to certify the case as a class action.

On October 6, 2006, the Court issued a summary judgment ruling which found, among other things, that (1) the lease agreements of the Defendants (as defined below) literally complied with the requirements of Section 376.12(d) of the applicable federal leasing regulations in regards to provisions relating to reductions to revenue derived from freight upon which BCO Independent Contractors’ compensation is calculated, (2) charge-back amounts which include fees and profits to the motor carrier are not unlawful under Section 376.12(h) and (3) the Defendants had violated 376.12(h) of the regulations by failing to provide access to documents to determine the validity of certain charges. On January 12, 2007, the Court ruled that the monetary remedy available to the Plaintiffs would be limited to damages sustained as a result of the violation and rejected Plaintiffs’ request for equitable relief in the form of restitution or disgorgement.

On January 16, 2007, the Court ordered the decertification of the class of BCO Independent Contractors for purposes of determining remedies. Immediately thereafter, the trial commenced for purposes of determining what remedies, if any, would be awarded to the remaining named BCO Independent Contractor Plaintiffs against the following subsidiaries of the Company: Landstar Inway, Inc., Landstar Ligon, Inc. and Landstar Ranger, Inc. (the "Defendants"). On January 18, 2007, in response to a motion filed by the Defendants following the presentation by the Plaintiffs of their case in chief, the Court granted judgment as a matter of law in favor of the Defendants and stated that the Plaintiffs had failed to present evidence that any of the Plaintiffs had sustained damages as a result of any violation of the applicable federal leasing regulations. On that date, the Court also ruled that access to documents describing a third party vendor's charges to determine the validity of charge-back amounts under 376.12(h) was not required under Defendants’ current lease with respect to programs where the lease contains a price to a BCO Independent Contractor that is not calculated on the basis of a third party vendor's charge to the Defendants. Plaintiffs’ request for injunctive relief remains pending.

Upon entry by the Court of a written final Judgment, the Plaintiffs will have the right to appeal the Court’s rulings.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landstar System, Inc.

January 23, 2007	By:	/s/ Robert C. LaRose

Name: Robert C. LaRose
Title: Executive Vice President and Co-Chief Financial Officer